Exhibit 2.1

THIRD AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CYTONICS CORPORATION

CYTONICS CORPORATION (the “Corporation”), a corporation organized and existing under and by virtue of the Florida Business Corporation Act (the “Act”), does hereby certify that:

FIRST.     The name of this corporation is Cytonics Corporation (hereinafter, the

SECOND.     The original Articles of Incorporation of the Corporation were filed on July 26, 2006, and amended and restated on April 20, 2007 and November 13, 2009 (the “Articles of Incorporation”).

THIRD.     The resolutions amending and restating the Corporation's Articles of Incorporation were approved by the Corporation's Board of Directors (the “Board of Directors”) at a meeting convened by conference call on February 4, 2011. Shareholder action to approve the Amended and Restated Articles of lncorporation was not required.

FOURTH.     The Articles of Incorporation of the Corporation are hereby amended and restated in their entirety as follows:

ARTICLE I. NAME

The name of the Corporation is “Cytonics Corporation.”

ARTICLE II. NATURE OF BUSINESS

The Corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

ARTICLE III. CAPITAL STOCK

The total number of shares of all classes, which the Corporation is authorized to issue, is Sixty Million (60,000,000) shares, consisting of:

1.       Fifty Million (50,000,000) shares of common stock, $0.001 par value per share (“Common Stock”); and

2.       Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share (“Preferred Stock”), including One Hundred Fifty Thousand (150,000) shares designated as “Initial Preferred Stock,” par value $0.001 per share (the “Initial Preferred Stock”), One Million Five Hundred Thousand (1,500,000) shares designated as “Series A Preferred Stock,” par value $0.001 per share (the “Series A Preferred Stock”), and Three Million (3,000,000) shares designated as “Series B Preferred Stock,” par value $0.001 per share (the “Series B Preferred Stock”).

Except as otherwise restricted by this Articles of Incorporation, the Corporation is authorized to issue from time to time all or any portion of the capital stock of the Corporation that is authorized but not issued to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of each class (and series) of capital stock of the Corporation are as hereafter provided in this Article Ill.

A.       INITIAL PREFERRED STOCK

The first series of Preferred Stock shall be designated “Initial Preferred Stock” and shall consist of One Hundred Fifty Thousand (150,000) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Initial Preferred Stock are as set forth below.

1.       Dividends.

The holders of Initial Preferred Stock shall participate in all dividends and other distributions (other than stock dividends in the nature of a stock split or the like and repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's capital stock) that are declared and paid on Common Stock on the same basis as if each share of Initial Preferred Stock had been converted into Common Stock in accordance with Section A.3 hereof immediately prior to the record date established for such dividends.

2.       Liquidation Preference.

(a)       Upon (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (ii) a “Sale of the Corporation” (as defined below) or (iii) a reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law (each of the events referred to in clauses (i), (ii) and (iii) being referred to as a “Liquidation Event”), each holder of Initial Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities and in parity with the holders of Series A Preferred Stock and in preference to, and, before any amount or property shall be paid or distributed on account of any “Junior Securities” (as defined below), to be paid in full in cash with respect to each share of Initial Preferred Stock out of the assets of the Corporation available for distribution to shareholders, an amount equal to the “Initial Purchase Price” (as defined below). If upon any Liquidation Event the amount available for distribution among the holders of all outstanding Initial Preferred Stock and Series A Preferred Stock is insufficient to permit the payment of the Initial Purchase Price to the holders of Initial Preferred

Stock and the Series A Purchase Price to the holders of Series A Preferred Stock, in full, then the amount available for distribution shall be distributed among the holders of the Initial Preferred Stock and the holders of Series A Preferred Stock ratably in proportion to the relative Initial Purchase Price of the Initial Preferred Stock and the Series A Purchase Price of the Series A Preferred Stock held by such holders, and the holders of Common Stock, Series B Preferred Stock and of any other Junior Securities shall in no event be entitled to participate in the distribution of any assets of the Corporation in respect of their ownership thereof. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the holders of Initial Preferred Stock and the holders of Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Initial Preferred Stock and Series A Preferred Stock as provided in this Section A.2(a) and Section B.2(a), respectively, then the holders of Series B Preferred Stock shall be paid in full the preferential amount to which they shall be entitled to receive on account of their Series B Preferred Stock as provided in Section C.2(a), and finally any remaining net assets of the Corporation shall be distributed ratably among the holders of Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Common Stock (with each share of Initial Preferred Stock, each share of Series A Preferred Stock, and each share of Series B Preferred Stock being deemed for such purpose to equal the number of shares of Common Stock, including fractions thereof, into which such share of Initial Preferred Stock, such share of Series A Preferred Stock and such share of Series B Preferred Stock is convertible in accordance with the provisions of Section A.3, Section B.3, and Section C.3 respectively, hereof). Upon any (i) “Sale of the Corporation” or (ii) reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law, after the holders of Initial Preferred Stock and the holders of Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Initial Preferred Stock and Series A Preferred Stock as provided in this Section A.2(a) and Section B.2(a), respectively, any remaining net assets of the Corporation shall be distributed ratably among the holders of Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Common Stock (with each share of Initial Preferred Stock, each share of Series A Preferred Stock, and each share of Series B Preferred Stock being deemed for such purpose to equal the number of shares of Common Stock, including fractions thereof, into which such share of Initial Preferred Stock, such share of Series A Preferred Stock and such share of Series B Preferred Stock is convertible in accordance with the provisions of Section A.3, Section B.3, and Section C.3 respectively, hereof).

“Sale of the Corporation” means any of the following: (a) a merger or consolidation of the Corporation into or with any other individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity and any government, governmental department or agency or political subdivision thereof (“Person” or “Persons”) who are not “Affiliates” (as defined below) of the Corporation in a single transaction or a series of transactions, whether or not such transactions are related, in which the shareholders of the Corporation immediately prior to such merger, consolidation, transaction or first of such series of transaction possess less than a majority of the Corporation's issued and outstanding voting capital stock immediately after such merger, consolidation, transaction or series of such transactions; or (b) a single transaction or series of transactions, whether or not such transactions are related, pursuant to which a Person or Persons who are not Affiliates of the Corporation acquire all or substantially all of the Corporation's assets determined on a consolidated basis. “Affiliates” means, with respect to any Person other than the Corporation, any other Person that would be considered to be an affiliate of such Person under Rule 144(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

“Junior Securities” means any of the Corporation's Common Stock and all other capital stock and convertible securities of the Corporation other than (a) Initial Preferred Stock, (b) Series A Preferred Stock and (b) such capital stock or convertible securities of the Corporation that by their terms provide the holders thereof with rights pari passu with or senior to those of the holders of Initial Preferred Stock.

“Initial Purchase Price” means $2.00 per share of Initial Preferred Stock (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving the Initial Preferred Stock after the date these Articles of Incorporation are filed with the Office of the Secretary of State of Florida in accordance with the Act).

(b)       Consolidation. Merger. etc. Notwithstanding Section A.2(a) hereof, neither a Sale of the Corporation nor any reorganization of the Corporation of the type referenced in clause (iii) of Section A.2(a) hereof shall be deemed to be a Liquidation Event for the purposes of this Section A.2 if the holders of more than fifty percent (50%) of the issued and outstanding Initial Preferred Stock (the “Requisite Initial Shareholders”) waive in writing the provisions of this Section A.2 with respect to such event.

(c)       No Effect on Conversion Rights. The provisions of this Section A.2 shall not in any way limit the right of the holders of Initial Preferred Stock to elect to convert their shares of Initial Preferred Stock into shares of Common Stock in accordance with Section A.3 hereof prior to or in connection with any Liquidation Event.

3.       Conversion into Common Stock. The holders of lnitial Preferred Stock shall have the following conversion rights:

(a)       Voluntary Conversion. At any time, each holder of Initial Preferred Stock shall be entitled, without the payment of any additional consideration, to cause all or any portion of the shares of Initial Preferred Stock held by such holder to be converted into a number of shares of fully paid and nonassessable Common Stock determined as hereafter provided in this Section A.3(a). The shares of lnitial Preferred Stock shall convert into shares of Common Stock at a ratio of one to 1.2 (the “Initial Conversion Ratio”), such that the Initial Conversion Ratio would result in 1.2 shares of Common Stock being issued upon the conversion of one share of Initial Preferred Stock. The number of shares of Common Stock into which shares of Initial Preferred Stock are convertible and the Initial Conversion Ratio are subject to adjustment from time to time as hereafter provided.

(b)       Procedure for Voluntary Conversion: Effective Date. Upon the election to convert the Initial Preferred Stock made in accordance with Section A.3(a) hereof, the holders of the Initial Preferred Stock making such election shall provide written notice of such conversion (the “Voluntary Initial Conversion Notice”) to the Corporation setting forth the number of shares of Initial Preferred Stock each such holder elects to convert into Common Stock (the “Elected Initial Preferred Stock”). On the date the Voluntary Initial Conversion Notice is delivered to the Corporation, such shares of Elected Initial Preferred Stock shall thereupon be converted, without further action, into the number. of shares of Common Stock provided for in Section A.3(a) hereof, and such number of shares of Common Stock into which the Elected Initial Preferred Stock is converted shall thereupon be deemed to have been issued to such holders of the Elected Initial Preferred Stock. Such holders shall as soon as practicable thereafter surrender to the Corporation at the Corporation's principal executive office the certificate or certificates evidencing the Elected Initial Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred in connection with the loss of such certificate or certificates (“Affidavit of Loss”). Upon surrender of such certificates or delivery of an Affidavit of Loss with respect thereto, the Corporation shall issue and deliver to the holder so surrendering such certificates or to such holder's designee, at an address designated by such holder, certificates for the number of shares of Common Stock into which such holder's Elected Initial Preferred Stock shall have been converted. The issuance of certificates for shares of Common Stock upon conversion of Elected Initial Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. Notwithstanding anything to the contrary set forth in this Section A.3(c), in the event that the holders of shares of Initial Preferred Stock elect to convert such shares pursuant to Section A.3(a) hereof in connection with any Liquidation Event or any other specified event, (i) such conversion may at the election of such holders be conditioned upon the consummation of such Liquidation Event or the occurrence of such other specified event, in which case, such conversion shall not be deemed to be effective until the consummation of such Liquidation Event or the occurrence of such other specified event and (ii) if such Liquidation Event or other specified event is consummated or occurs, all shares of Elected Initial Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior thereto.

(c)       Automatic Conversion. Each share of Initial Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock provided for in Section A.3(a) immediately upon (i) the consummation of the Corporation's first underwritten public offering resulting in at least Twenty Million ($20,000,000) of proceeds to the Corporation net of underwriting discounts and commissions and offering expenses (a “Qualified Public Offering”); provided that if a Qualified Public Offering is consummated, all outstanding shares of Initial Preferred Stock shall be deemed to have been converted into shares of Common Stock as provided in this Section A.3 immediately prior to such consummation. Upon the consummation of a Qualified Public Offering, all accrued but unpaid cash dividends, whether or not declared, payable to holders of Initial Preferred Stock shall be canceled.

(d)       Procedure for Automatic Conversion. As of the date of, and in all cases subject to, the consummation of a Qualified Public Offering, all outstanding shares of Initial Preferred Stock shall be converted automatically, without further action, into the number of shares of Common Stock provided for in Section A.3(a), and such number of shares of Common Stock into which the Initial Preferred Stock is converted shall be deemed to have been issued to the holders of Initial Preferred Stock. Such holders shall as soon as practicable thereafter surrender the certificate or certificates evidencing the Initial Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or an Affidavit of Loss with respect thereto. Upon surrender of such certificates or delivery of an Affidavit of Loss with respect thereto, the Corporation shall issue and deliver to such holder so surrendering such certificates or to such holder's designee, promptly (and in any event in such time as is sufficient to enable such holder to participate in such Qualified Public Offering) at an address designated by such holder, certificates for the number of shares of Common Stock into which such holder's Initial Preferred Stock shall have been converted.

(e)       Fractional Shares: Partial Conversion. No fractional shares shall be issued upon conversion of any shares of Initial Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of Initial Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this paragraph (e), be delivered upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Initial Preferred Stock for conversion an amount in cash equal to the current fair market value of such fractional interest as determined in good faith by the Board of Directors. In case the number of shares of Initial Preferred Stock represented by the certificate or certificates surrendered for conversion exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Initial Preferred Stock represented by the certificate or certificates surrendered that are not to be converted.

4.       Adjustments.

(a)       Adjustments for Subdivisions. Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividends or otherwise, into a greater number of shares of Common Stock, the Initial Conversion Ratio then in effect with respect to Initial Preferred Stock shall, concurrently with the effectiveness of such subdivision, be proportionately increased so that the number of shares of Common Stock issuable on conversion of any shares of Initial Preferred Stock shall be increased in proportion to such increase in outstanding shares. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Initial Conversion Ratio then in effect with respect to Initial Preferred Stock shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Initial Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(b)       Adjustments for Reclassification. Exchange and Substitution. If the Common Stock issuable upon conversion of the Initial Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or into any other securities or property, whether by capital reorganization, reclassification, merger, combination of shares, recapitalization, consolidation, business combination or other similar transaction (other than a subdivision or combination of shares provided for above), each share of Initial Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Initial Preferred Stock shall have been entitled upon such capital reorganization, reclassification, merger, combination of shares, recapitalization, consolidation, business combination or other similar transaction if immediately prior to such capital reorganization, reclassification, merger, combination of shares, recapitalization, consolidation, business combination or other similar transaction such holder had converted such holder's Initial Preferred Stock into Common Stock. The provisions of this Section A.4(b) shall similarly apply to successive capital reorganizations, reclassifications, mergers, combinations of shares, recapitalizations, consolidations, business combinations or other transactions. The Corporation shall not effect any Sale of the Corporation that is not, in accordance with Section A.2(b) hereof, a Liquidation Event unless prior to or simultaneously with the consummation thereof the successor Corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holders of Initial Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

(c)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Initial Conversion Ratio pursuant to this Section A.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Initial Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and the Initial Conversion Ratio then in effect. The Corporation shall, upon the written request at any time by any holder of Initial Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Initial Conversion Ratio at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder's Initial Preferred Stock.

(d)       Rounding. All calculations under this Section A.4 shall be made to the nearest share.

5.       Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the issued or issuable shares of Initial Preferred Stock, such number of its shares of Common Stock as the case may be, as shall from time to time be sufficient to effect the conversion of all outstanding shares of Initial Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Initial Preferred Stock, the Corporation will take all such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.       No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Initial Preferred Stock in any manner that would interfere with the timely conversion of any shares of Initial Preferred Stock in accordance with the provisions hereof.

7.       Notice.

(a)       Liquidation Events. Extraordinary Transactions. Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any Liquidation Event or (ii) any Liquidation Event is approved by the Board of Directors and the Corporation enters into any agreement with respect thereto, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Initial Preferred Stock at least ten (10) days prior to such record date specified therein or the expected effective date of any such transaction, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event is expected to become effective and, in the case of a Sale of the Corporation, the identity of the parties thereto, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

(b)       Waiver of Notice. The Requisite Initial Shareholders may at any time upon written notice to the Corporation waive, either prospectively or retrospectively, any notice provisions specified herein, and any such waiver shall be effective as to all holders of Initial Preferred Stock.

(c)       General. In the event that the Corporation provides any notice, report or statement to all holders of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Initial Preferred Stock.

8.       Voting.

(a)       Voting Generally. Except as otherwise required by law or provided in Section A.8(b) hereof, the holder of each share of Initial Preferred Stock shall vote with holders of Common Stock, voting together as single class, upon all matters submitted to a vote of shareholders. For such purpose, each holder of Initial Preferred Stock shall be entitled to the number of votes per share of Initial Preferred Stock as equals the largest number of shares of Common Stock into which each share of Initial Preferred Stock may be converted pursuant to Section A.3 hereof on the record date fixed for the determination of shareholders entitled to vote or on the effective date of any written consent of shareholders, as applicable. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula with respect to any holder of Initial Preferred Stock shall be rounded to the nearest whole number (with one-half rounded upward to one). There shall be no cumulative voting.

(b)       Class Voting. The holders of lnitial Preferred Stock shall vote as a separate single class on any proposed amendment to these Amended and Restated Articles of Incorporation which will adversely affect the rights, privileges, and preferences of Initial Preferred Stock or otherwise designate a class of Preferred Stock that will have rights, privileges and preferences pari passu or senior to those of Initial Preferred Stock.

B.       SERIES A PREFERRED STOCK

The second series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of One Million Five Hundred Thousand (1,500,000) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below.

1.       Dividends.

The holders of Series A Preferred Stock shall participate in all dividends and other distributions (other than stock dividends in the nature of a stock split or the like and repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's capital stock) that are declared and paid on Common Stock on the same basis as if each share of Series A Preferred Stock had been converted into Common Stock in accordance with Section B.3 hereof immediately prior to the record date established for such dividends.

2.       Liquidation Preference.

Upon the occurrence of a Liquidation Event, each holder of Series A Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities and in parity with the holders of Initial Preferred Stock and in preference to, and, before any amount or property shall be paid or distributed on account of any “Junior Securities” (as defined above), to be paid in full in cash with respect to each share of Series A Preferred Stock out of the assets of the Corporation available for distribution to shareholders, an amount equal to the “Series A Purchase Price” (as defined below). If upon any Liquidation Event the amount available for distribution among the holders of all outstanding Initial Preferred Stock and Series A Preferred Stock is insufficient to permit the payment of the Initial Purchase Price to the holders of Initial Preferred Stock and the Series A Purchase Price to the holders of Series A Preferred Stock, in full, then the amount available for distribution shall be distributed among the holders of the Initial Preferred Stock and the holders of Series A Preferred Stock ratably in proportion to the relative Initial Purchase Price of the Initial Preferred Stock and the Series A Purchase Price of the Series A Preferred Stock held by such holders, and the holders of Common Stock, Series B Preferred Stock and of any other Junior Securities shall in no event be entitled to participate in the distribution of any assets of the Corporation in respect of their ownership thereof. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the holders of Initial Preferred Stock and the holders of Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Initial Preferred Stock and Series A Preferred Stock as provided in Section A.2(a) and this Section B.2(a), respectively, then the holders of Series B Preferred Stock shall be paid in full the preferential amount to which they shall be entitled to receive on account of their Series B Preferred Stock as provided in Section C.2(a), and finally any remaining net assets of the Corporation shall be distributed ratably among the holders of lnitial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Common Stock (with each share of lnitial Preferred Stock, each share of Series A Preferred Stock, and each share of Series B Preferred Stock being deemed for such purpose to equal the number of shares of Common Stock, including fractions thereof, into which such share of Initial Preferred Stock, such share of Series A Preferred Stock and such share of Series B Preferred Stock is convertible in accordance with the provisions of Section A.3, Section B.3, and Section C.3 respectively, hereof). Upon any (i) “Sale of the Corporation” or (ii) reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law, after the holders of Initial Preferred Stock and the holders of Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Initial Preferred Stock and Series A Preferred Stock as provided in Section A.2(a) and this Section B.2(a), respectively, any remaining net assets of the Corporation shall be distributed ratably among the holders of Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Common Stock (with each share of Initial Preferred Stock, each share of Series A Preferred Stock, and each share of Series B Preferred Stock being deemed for such purpose to equal the number of shares of Common Stock, including fractions thereof, into which such share of Initial Preferred Stock, such share of Series A Preferred Stock and such share of Series B Preferred Stock is convertible in accordance with the provisions of Section A.3, Section B.3, and Section C.3 respectively, hereof).

“Series A Purchase Price” means $4.00 per share of Series A Preferred Stock (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving the Series A Preferred Stock after the date these Articles of Incorporation are filed with the Office of the Secretary of State of Florida in accordance with the Act).

(b)       Consolidation. Merger. etc. Notwithstanding Section B.2(a) hereof, neither a Sale of the Corporation nor any reorganization of the Corporation of the type referenced in clause (iii) of Section A.2(a) hereof shall be deemed to be a Liquidation Event for the purposes of this Section B.2 if the holders of more than fifty percent (50%) of the issued and outstanding Series A Preferred Stock (the “Requisite Series A Shareholders”) waive in writing the provisions of this Section B.2 with respect to such event.

(c)       No Effect on Conversion Rights. The provisions of this Section B.2 shall not in any way limit the right of the holders of Series A Preferred Stock to elect to convert their shares of Series A Preferred Stock into shares of Common Stock in accordance with Section B.3 hereof prior to or in connection with any Liquidation Event.

3.       Conversion into Common Stock. The holders of Series A Preferred Stock shall have the following conversion rights:

(a)       Voluntary Conversion. At any time, each holder of Series A Preferred Stock shall be entitled, without the payment of any additional consideration, to cause all or any portion of the shares of Series A Preferred Stock held by such holder to be converted into a number of shares of fully paid and nonassessable Common Stock determined as hereafter provided in this Section B.3(a). The shares of Series A Preferred Stock shall convert into shares of Common Stock at a ratio of one to one (the “Series A Conversion Ratio”), such that the Series A Conversion Ratio would result in one share of Common Stock being issued upon the conversion of one share of Series A Preferred Stock. The number of shares of Common Stock into which shares of Series A Preferred Stock are convertible and the Series A Conversion Ratio are subject to adjustment from time to time as hereafter provided.

(b)       Procedure for Voluntary Conversion: Effective Date. Upon the election to convert the Series A Preferred Stock made in accordance with Section B.3(a) hereof, the holders of the Series A Preferred Stock making such election shall provide written notice of such conversion (the “Series A Voluntary Conversion Notice”) to the Corporation setting forth the number of shares of Series A Preferred Stock each such holder elects to convert into Common Stock (the “Elected Series A Preferred Stock”). On the date the Series A Voluntary Conversion Notice is delivered to the Corporation, such shares of Elected Series A Preferred Stock shall thereupon be converted, without further action, into the number of shares of Common Stock provided for in Section B.3(a) hereof, and such number of shares of Common Stock into which the Elected Series A Preferred Stock is converted shall thereupon be deemed to have been issued to such holders of the Elected Series A Preferred Stock. Such holders shall as soon as practicable thereafter surrender to the Corporation at the Corporation's principal executive office the certificate or certificates evidencing the Elected Series A Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or an Affidavit of Loss. Upon surrender of such certificates or delivery of an Affidavit of Loss with respect thereto, the Corporation shall issue and deliver to the holder so surrendering such certificates or to such holder's designee, at an address designated by such holder, certificates for the number of shares of Common Stock into which such holder's Elected Series A Preferred Stock shall have been converted. The issuance of certificates for shares of Common Stock upon conversion of Elected Series A Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. Notwithstanding anything to the contrary set forth in this Section B.3(c), in the event that the holders of shares of Series A Preferred Stock elect to convert such shares pursuant to Section B.3(a) hereof in connection with any Liquidation Event or any other specified event, (i) such conversion may at the election of such holders be conditioned upon the consummation of such Liquidation Event or the occurrence of such other specified event, in which case, such conversion shall not be deemed to be effective until the consummation of such Liquidation Event or the occurrence of such other specified event and (ii) if such Liquidation Event or other specified event is consummated or occurs, all shares of Elected Series A Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior thereto.

(c)       Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock provided for in Section B.3(a) immediately upon a Qualified Public Offering; provided that if a Qualified Public Offering is consummated, all outstanding shares of Series A Preferred Stock shall be deemed to have been converted into shares of Common Stock as provided in this Section B.3 immediately prior to such consummation. Upon the consummation of a Qualified Public Offering, all accrued but unpaid cash dividends, whether or not declared, payable to holders of Series A Preferred Stock shall be canceled.

(d)       Procedure for Automatic Conversion. As of the date of, and in all cases subject to, the consummation of a Qualified Public Offering, all outstanding shares of Series A Preferred Stock shall be converted automatically, without further action, into the number of shares of Common Stock provided for in Section B.3(a), and such number of shares of Common Stock into which the Series A Preferred Stock is converted shall be deemed to have been issued to the holders of Series A Preferred Stock. Such holders shall as soon as practicable thereafter surrender the certificate or certificates evidencing the Series A Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or an Affidavit of Loss with respect thereto. Upon surrender of such certificates or delivery of an Affidavit of Loss with respect thereto, the Corporation shall issue and deliver to such holder so surrendering such certificates or to such holder's designee, promptly (and in any event in such time as is sufficient to enable such holder to participate in such Qualified Public Offering) at an address designated by such holder, certificates for the number of shares of Common Stock into which such holder's Series A Preferred Stock shall have been converted.

(e)       Fractional Shares: Partial Conversion. No fractional shares shall be issued upon conversion of any shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this paragraph (e), be delivered upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Series A Preferred Stock for conversion an amount in cash equal to the current fair market value of such fractional interest as determined in good faith by the Board of Directors. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered for conversion exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered that are not to be converted.

4.       Adjustments.

(a)       Adjustments for Subdivisions. Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividends or otherwise, into a greater number of shares of Common Stock, the Series A Conversion Ratio then in effect with respect to Series A Preferred Stock shall, concurrently with the effectiveness of such subdivision, be proportionately increased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Conversion Ratio then in effect with respect to Series A Preferred Stock shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(b)       Adjustments for Reclassification. Exchange and Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or into any other securities or property, whether by capital reorganization, reclassification, merger, combination of shares, recapitalization, consolidation, business combination or other similar transaction (other than a subdivision or combination of shares provided for above), each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Series A Preferred Stock shall have been entitled upon such capital reorganization, reclassification, merger, combination of shares, recapitalization, consolidation, business combination or other similar transaction if immediately prior to such capital reorganization, reclassification, merger, combination of shares, recapitalization, consolidation, business combination or other similar transaction such holder had converted such holder's Series A Preferred Stock into Common Stock. The provisions of this Section B.4(b) shall similarly apply to successive capital reorganizations, reclassifications, mergers, combinations of shares, recapitalizations, consolidations, business combinations or other transactions. The Corporation shall not effect any Sale of the Corporation that is not, in accordance with Section B.2(b) hereof, a Liquidation Event unless prior to or simultaneously with the consummation thereof the successor Corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holders of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

(c)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Ratio pursuant to this Section B.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and the Series A Conversion Ratio then in effect. The Corporation shall, upon the written request at any time by any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Ratio at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder's Series A Preferred Stock.

(d)       Rounding. All calculations under this Section B.4 shall be made to the nearest share.

5.       Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the issued or issuable shares of Series A Preferred Stock, such number of its shares of Common Stock as the case may be, as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take all such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.       No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series A Preferred Stock in any manner that would interfere with the timely conversion of any shares of Series A Preferred Stock in accordance with the provisions hereof.

7.       Notice.

(a)       Liquidation Events. Extraordinary Transactions. Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any Liquidation Event or (ii) any Liquidation Event is approved by the Board of Directors and the Corporation enters into any agreement with respect thereto, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series A Preferred Stock at least ten (10) days prior to such record date specified therein or the expected effective date of any such transaction, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event is expected to become effective and, in the case of a Sale of the Corporation, the identity of the parties thereto, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

(b)       Waiver of Notice. The Requisite Series A Shareholders may at any time upon written notice to the Corporation waive, either prospectively or retrospectively, any notice provisions specified herein, and any such waiver shall be effective as to all holders of Series A Preferred Stock.

(c)       General. In the event that the Corporation provides any notice, report or statement to all holders of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Series A Preferred Stock.

8.       Voting.

(a)       Voting Generally. Except as otherwise required by law or provided in Section B.8(b) hereof, the holder of each share of Series A Preferred Stock shall vote with holders of Common Stock, voting together as single class, upon all matters submitted to a vote of shareholders. For such purpose, each holder of Series A Preferred Stock shall be entitled to the number of votes per share of Series A Preferred Stock as equals the largest number of shares of Common Stock into which each share of Series A Preferred Stock may be converted pursuant to Section B.3 hereof on the record date fixed for the determination of shareholders entitled to vote or on the effective date of any written consent of shareholders, as applicable. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula with respect to any holder of Series A Preferred Stock shall be rounded to the nearest whole number (with one-half rounded upward to one). There shall be no cumulative voting.

(b)       Class Voting. The holders of Series A Preferred Stock shall vote as a separate single class on any proposed amendment to these Amended and Restated Articles of Incorporation which will adversely affect the rights, privileges, and preferences of Series A Preferred Stock or otherwise designate a class of Preferred Stock that will have rights, privileges and preferences pari passu or senior to those of Series A Preferred Stock.

9.       Participation Rights. If the Company proposes to issue any Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock (collectively, “New Issue Securities”), the Company shall first offer the New Issue Securities to the holders of Series A Preferred Stock in accordance with the following provisions:

(a)       The Company shall give a written notice to the holders of Series A Preferred Stock (the “Participation Notice”) stating (i) its intention to issue the New Issue Securities, (ii) the number and description of the New Issue Securities proposed to be issued and (iii) the proposed purchase price (calculated as of the proposed issuance date) and the other terms and conditions upon which the Company is proposing to offer the New Issue Securities.

(b)       Transmittal of the Participation Notice to the holders of Series A Preferred Stock by the Company shall constitute an offer by the Company to sell each holder of Series A Preferred Stock the number of New Issue Securities in order for the holder to maintain an equivalent percentage ownership in the Company (assuming the conversion of all outstanding Preferred Stock into Common Stock and the exercise of all outstanding options of the Company, as of the date of the Participation Notice) for the price and upon the terms and conditions set forth in the Participation Notice. For a period of five (5) business days after receipt of the of the Participation Notice to the holders of Series A Preferred Stock, each holder of Series A Preferred Stock shall have the option, exercisable by written notice to the Company, to accept (the “Notice of Acceptance”) the Company's offer as to all or any part of such holder's proportionate number of the New Issue Securities. If two or more types of New Issue Securities are to be issued or New Issue Securities are to be issued together with other types of securities, including, without limitation, debt securities, in a single transaction or related transactions, the rights to purchase New Issue Securities granted to the holders of Series A Preferred Stock under this Section must be exercised to purchase all types of New Issue Securities and such other securities in the same proportion as such New Issue Securities and other securities are to be issued by the Company.

(c)       The Company shall have ninety (90) days after the date of the Participation Notice to offer, issue, sell or exchange all or any part of the New Issue Securities as to which a Notice of Acceptance has not been given by the holders of Series A Preferred Stock, but only upon terms and conditions that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Participation Notice.

(d)       The participation rights contained in this Section shall not apply to the issuance and sale by the Company, from time to time hereafter, of (i) shares of the Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock to employees, officers, or directors of, or consultants to, the Company, as compensation for their services to the Company pursuant to arrangements approved by the Board of Directors, (ii) shares of Common Stock issued and sold in a firm commitment underwritten public offering (which shall not include an equity line of credit or similar financing arrangement) resulting in net proceeds to the Company of in excess of$15,000,000 or (iii) shares of Common Stock issued as consideration for the acquisition of another company or business in which the shareholders of the Company do not have a majority ownership interest, which acquisition has been approved by the Board of Directors or (iv) shares of Common Stock issuable upon the exercise of outstanding securities of the Company which entitle the holder thereof to acquire Common Stock (but not amendments thereto).

10.       Registration Rights.

(a)       Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from holders of at least 50% of the Series A Preferred Stock then outstanding (“Initiating Series A Holders”) that the Company file a Form S-3 registration statement with respect to the shares of Common Stock issuable upon conversion of such holder's Series A Preferred Stock having an anticipated aggregate offering price, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Series A Demand Notice”) to all holders of Series A Preferred Stock other than the Initiating Series A Holders; and (ii) as soon as practicable, and in any event within one hundred twenty days (120) after the date such request is given by the Initiating Series A Holders, file a Form S-3 registration statement under the Securities Act covering all shares of Common Stock issuable upon conversion of Series A Preferred Stock requested to be included in such registration by any other holders, as specified by notice given by each such holder to the Company within twenty (20) days of the date the Series A Demand Notice is given, and in each case, subject to the limitations of Section B.10(b).

(b)       Notwithstanding the foregoing obligations, if the Company furnishes to holders requesting a registration pursuant to Section B.10(a) a certificate signed by the Company's chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Securities Exchange Act of 1934, as amended, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Series A Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

(c)       Company Registration. If the Company proposes to register any of its Common Stock under the Securities Act, in connection with the public offering of such securities solely for cash, other than (i) a registration relating .to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to transaction pursuant to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Company shall, at such time, promptly give each holder of Series A Preferred Stock notice of such registration. Upon the request of each such holder given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the shares of Common Stock issuable upon conversion of such holder's Series A Preferred Stock that each such holder has requested to be included in such registration.

(d)       Obligations of the Company. Whenever required under this Section 8.10 to effect the registration of any shares of Common Stock issuable upon conversion of Series A Preferred Stock, the Company shall, as expeditiously as reasonably possible:

(i)       prepare and file with the SEC a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the holders of a majority of the Series A Preferred Stock requesting registration, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; and

(ii)       prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement.

(e)       Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section B.10 with respect to the Common Stock issuable upon conversion of any selling holder that such holder shall furnish to the Company such information regarding itself, the securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration.

Indemnification. If any securities are included in a registration statement under this Section B.10:

(i)       To the extent permitted by law, the Company will indemnify and hold harmless each selling holder, and the partners, members, officers, directors, and stockholders of each such holder; legal counsel and accountants for each such holder; any underwriter (as defined in the Securities Act) for each such holder; and each person, if any, who controls such holder or underwriter within the meaning of the Securities Act, against any damages, and the Company will pay to each such holder, underwriter, controlling person, or other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such holder, underwriter, controlling person, or other aforementioned person expressly for use in connection with such registration.

(ii)       To the extent permitted by law, each selling holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other holder selling securities in such registration statement, and any controlling person of any such underwriter or other holder, against any damages, in each case only to the extent that such damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling holder expressly for use in connection with such registration; and each such selling holder will pay to the Company and each other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section exceed the proceeds from the offering received by such holder, except in the case of fraud or willful misconduct by such holder.

C.       SERIES B PREFERRED STOCK

The third series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of Three Million (3,000,000) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series B Preferred Stock are as set forth below.

1.       Dividends.

The holders of Series B Preferred Stock shall participate in all dividends and other distributions (other than stock dividends in the nature of a stock split or the like and repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's capital stock) that are declared and paid on Common Stock on the same basis as if each share of Series B Preferred Stock had been converted into Common Stock in accordance with Section C.3 hereof immediately prior to the record date established for such dividends.

2.       Liquidation Preference.

(a)       Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of Series B Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities and after the holders of Initial Preferred Stock and Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Initial Preferred Stock and Series A Preferred Stock as provided in Section A.2(a) and Section B.2(a), and in preference to, and, before any amount or property shall be paid or distributed on account of any “Junior Securities,” to be paid in full in cash with respect to each share of Series B Preferred Stock out of the assets of the Corporation available for distribution to shareholders, an amount equal to the “Series B Purchase Price.” If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary the amount available for distribution among the holders of all outstanding Series B Preferred Stock is insufficient to permit the payment of the Series B Purchase Price to the holders of Series B Preferred Stock, in full, then the amount available for distribution shall be distributed among the holders of the Series B Preferred Stock ratably in proportion to the relative Series B Purchase Price of the Series B Preferred Stock held by such holders, and the holders of Common Stock and of any other Junior Securities shall in no event be entitled to participate in the distribution of any assets of the Corporation in respect of their ownership thereof. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the holders of Series B Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Series B Preferred Stock as provided in this Section C.2(a), any remaining net assets of the Corporation shall be distributed ratably among the holders of Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Common Stock (with each share of Initial Preferred Stock, each share of Series A Preferred Stock, and each share of Series B Preferred Stock being deemed for such purpose to equal the number of shares of Common Stock, including fractions thereof, into which such share of Initial Preferred Stock, such share of Series A Preferred Stock and such share of Series B Preferred Stock is convertible in accordance with the provisions of Section A.3, Section 8.3, and Section C.3 respectively, hereof). Upon any (i) “Sale of the Corporation” or (ii) reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law, after the holders of lnitial Preferred Stock and the holders of Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled to receive on account of their Initial Preferred Stock and Series A Preferred Stock as provided in Section A.2(a) and Section B.2(a), respectively, any remaining net assets of the Corporation shall be distributed ratably among the holders of Initial Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Common Stock (with each share of Initial Preferred Stock, each share of Series A Preferred Stock, and each share of Series B Preferred Stock being deemed for such purpose to equal the number of shares of Common Stock, including fractions thereof, into which such share of Initial Preferred Stock, such share of Series A Preferred Stock and such share of Series B Preferred Stock is convertible in accordance with the provisions of Section A.3, Section B.3, and Section C.3 respectively, hereof).

“Series B Purchase .Price” means the price per share paid by a holder of Series B Preferred Stock for such Series B Preferred Stock (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving the Series B Preferred Stock after the date these Articles of Incorporation are filed with the Office of the Secretary of State of Florida in accordance with the Act).

(b)       Consolidation. Merger. etc. Notwithstanding Section C.2(a) hereof, neither a Sale of the Corporation nor any reorganization of the Corporation of the type referenced in clause (iii) of Section A.2(a) hereof shall be deemed to be a Liquidation Event for the purposes of this Section C.2 if the holders of more than fifty percent (50%) of the issued and outstanding Series B Preferred Stock (the “Requisite Series B Shareholders”) waive in writing the provisions of this Section C.2 with respect to such event.

(c)       No Effect on Conversion Rights. The provisions of this Section C.2 shall not in any way limit the right of the holders of Series B Preferred Stock to elect to convert their shares of Series B Preferred Stock into shares of Common Stock in accordance with Section C.3 hereof prior to or in connection with any Liquidation Event.

3.       Conversion into Common Stock. The holders of Series B Preferred Stock shall have the following conversion rights:

(a)       Voluntary Conversion. At any time, each holder of Series B Preferred Stock shall be entitled, without the payment of any additional consideration, to cause all or any portion of the shares of Series B Preferred Stock held by such holder to be converted into a number of shares of fully paid and nonassessable Common Stock determined as hereafter provided in this Section C.3(a). The shares of Series B Preferred Stock shall convert into shares of Common Stock at a ratio of one to one (the “Series B Conversion Ratio”) such that the Series B Conversion Ratio would result in one share of Common Stock being issued upon the conversion of one share of Series B Preferred Stock. The number of shares of Common Stock into which shares of Series B Preferred Stock are convertible and the Series B Conversion Ratio are subject to adjustment from time to time as hereafter provided,

(b)       Procedure for Voluntary Conversion: Effective Date. Upon the election to convert the Series B Preferred Stock made in accordance with Section C.3(a) hereof, the holders of the Series B Preferred Stock making such election shall provide written notice of such conversion (the “Series B Voluntary Conversion Notice”) to the Corporation setting forth the number of shares of Series B Preferred Stock each such holder elects to convert into Common Stock (the “Elected Series B Preferred Stock”). On the date the Series B Voluntary Conversion Notice is delivered to the Corporation, such shares of Elected Series B Preferred Stock shall thereupon be converted, without further action, into the number of shares of Common Stock provided for in Section C.3(a) hereof, and such number of shares of Common Stock into which the Elected Series B Preferred Stock is converted shall thereupon be deemed to have been issued to such holders of the Elected Series B Preferred Stock. Such holders shall as soon as practicable thereafter surrender to the Corporation at the Corporation's principal executive office the certificate or certificates evidencing the Elected Series B Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or an Affidavit of Loss. Upon surrender of such certificates or delivery of an Affidavit of Loss with respect thereto, the Corporation shall issue and deliver to the holder so surrendering such certificates or to such holder's designee, at an address designated by such holder, certificates for the number of shares of Common Stock into which such holder's Elected Series B Preferred Stock shall have been converted. The issuance of certificates for shares of Common Stock upon conversion of Elected Series B Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. Notwithstanding anything to the contrary set forth in this Section C.3(c), in the event that the holders of shares of Series B Preferred Stock elect to convert such shares pursuant to Section C.3(a) hereof in connection with any Liquidation Event or any other specified event, (i) such conversion may at the election of such holders be conditioned upon the consummation of such Liquidation Event or the occurrence of such other specified event, in which case, such conversion shall not be deemed to be effective until the consummation of such Liquidation Event or the occurrence of such other specified event and (ii) if such Liquidation Event or other specified event is consummated or occurs, all shares of Elected Series B Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior thereto.

(c)       Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted, without the payment of any additional consideration, into the number of shares of Common Stock provided for in Section C.3(a) immediately upon a Qualified Public Offering; provided that if a Qualified Public Offering is consummated, all outstanding shares of Series B Preferred Stock shall be deemed to have been converted into shares of Common Stock as provided in this Section C.3 immediately prior to such consummation. Upon the consummation of a Qualified Public Offering, all accrued but unpaid cash dividends, whether or not declared, payable to holders of Series B Preferred Stock shall be canceled.

(d)       Procedure for Automatic Conversion. As of the date of, and in all cases subject to, the consummation of a Qualified Public Offering, all outstanding shares of Series B Preferred Stock shall be converted automatically, without further action, into the number of shares of Common Stock provided for in Section C.3(a), and such number of shares of Common Stock into which the Series B Preferred Stock is converted shall be deemed to have been issued to the holders of Series B Preferred Stock. Such holders shall as soon as practicable thereafter surrender the certificate or certificates evidencing the Series B Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or an Affidavit of Loss with respect thereto. Upon surrender of such certificates or delivery of an Affidavit of Loss with respect thereto, the Corporation shall issue and deliver to such holder so surrendering such certificates or to such holder's designee, promptly (and in any event in such time as is sufficient to enable such holder to participate in such Qualified Public Offering) at an address designated by such holder, certificates for the number of shares of Common Stock into which such holder's Series B Preferred Stock shall have been converted.

(e)       Fractional Shares: Partial Conversion. No fractional shares shall be issued upon conversion of any shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this paragraph (e), be delivered upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Series B Preferred Stock for conversion an amount in cash equal to the current fair market value of such fractional interest as determined in good faith by the Board of Directors. In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered for conversion exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered that are not to be converted.

4.       Adjustments.

(a)       Adjustments for Subdivisions. Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividends or otherwise, into a greater number of shares of Common Stock, the Series B Conversion Ratio then in effect with respect to Series B Preferred Stock shall, concurrently with the effectiveness of such subdivision, be proportionately increased so that the number of shares of Common Stock issuable on conversion of any shares of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series B Conversion Ratio then in effect with respect to Series B Preferred Stock shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(b)       Adjustments for Reclassification. Exchange and Substitution. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or into any other securities or property, whether by capital reorganization, reclassification, merger, combination of shares, recapitalization, consolidation, business combination or other similar transaction (other than a subdivision or combination of shares provided for above), each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Series B Preferred Stock shall have been entitled upon such capital reorganization, reclassification, merger, combination of shares, recapitalization, consolidation, business combination or other similar transaction if immediately prior to such capital reorganization, reclassification, merger, combination of shares, recapitalization, consolidation, business combination or other similar transaction such holder had converted such holder's Series B Preferred Stock into Common Stock. The provisions of this Section C.4(b) shall similarly apply to successive capital reorganizations, reclassifications, mergers, combinations of shares, recapitalizations, consolidations, business combinations or other transactions. The Corporation shall not effect any Sale of the Corporation that is not, in accordance with Section C.2(b) hereof, a Liquidation Event unless prior to or simultaneously with the consummation thereof the successor Corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holders of Series B Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, each such holder is entitled to receive.

(c)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Ratio pursuant to this Section C.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and the Series B Conversion Ratio then in effect. The Corporation shall, upon the written request at any time by any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Ratio at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder's Series B Preferred Stock.

(d)       Rounding. All calculations under this Section C.4 shall be made to the nearest share.

5.       Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the issued or issuable shares of Series B Preferred Stock, such number of its shares of Common Stock as the case may be, as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take all such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.       No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series B Preferred Stock in any manner that would interfere with the timely conversion of any shares of Series B Preferred Stock in accordance with the provisions hereof.

7.       Notice.

(d)       Liquidation Events. Extraordinary Transactions. Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any Liquidation Event or (ii) any Liquidation Event is approved by the Board of Directors and the Corporation enters into any agreement with respect thereto, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series B Preferred Stock at least ten (I 0) days prior to such record date specified therein or the expected effective date of any such transaction, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event is expected to become effective and, in the case of a Sale of the Corporation, the identity of the parties thereto, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

(e)       Waiver of Notice. The Requisite Series B Shareholders may at any time upon written notice to the Corporation waive, either prospectively or retrospectively, any notice provisions specified herein, and any such waiver shall be effective as to all holders of Series B Preferred Stock.

(f)       General. In the event that the Corporation provides any notice, report or statement to all holders of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Series B Preferred Stock.

8.       Voting.

(c)       Voting Generally. Except as otherwise required by law or provided in Section C.8(b) hereof, the holder of each share of Series B Preferred Stock shall vote with holders of Common Stock, voting together as single class, upon all matters submitted to a vote of shareholders. For such purpose, each holder of Series B Preferred Stock shall be entitled to the number of votes per share of Series B Preferred Stock as equals the largest number of shares of Common Stock into which each share of Series B Preferred Stock may be converted pursuant to Section C.3 hereof on the record date fixed for the determination of shareholders entitled to vote or on the effective date of any written consent of shareholders, as applicable. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula with respect to any holder of Series B Preferred Stock shall be rounded to the nearest whole number (with one-half rounded upward to one). There shall be no cumulative voting.

(d)       Class Voting. The holders of Series B Preferred Stock shall vote as a separate single class on any proposed amendment to these Amended and Restated Articles of Incorporation which will adversely affect the rights, privileges, and preferences of Series B Preferred Stock or otherwise designate a class of Preferred Stock that will have rights, privileges and preferences pari passu or senior to those of Series B Preferred Stock.

9.       Participation Rights. If the Company proposes to issue any New Issue Securities the Company shall first offer the New Issue Securities to the holders of Series B Preferred Stock in accordance with the following provisions:

(a)       The Company shall give a written notice to the holders of Series B Preferred Stock (the “Participation Notice”) stating (i) its intention to issue the New Issue Securities, (ii) the number and description of the New Issue Securities proposed to be issued and (iii) the proposed purchase price (calculated as of the proposed issuance date) and the other terms and conditions upon which the Company is proposing to offer the New Issue Securities.

(b)       Transmittal of the Participation Notice to the holders of Series B Preferred Stock by the Company shall constitute an offer by the Company to sell each holder of Series B Preferred Stock the number of New Issue Securities in order for the holder to maintain an equivalent percentage ownership in the Company (assuming the conversion of all outstanding Preferred Stock into Common Stock and the exercise of all outstanding options of the Company, as of the date of the Participation Notice) for the price and upon the terms and conditions set forth in the Participation Notice. For a period of five (5) business days after receipt of the of the Participation Notice to the holders of Series B Preferred Stock, each holder of Series B Preferred Stock shall have the option, exercisable by written notice to the Company, to accept (the “Notice of Acceptance”) the Company's offer as to all or any part of such holder's proportionate number of the New Issue Securities. If two or more types of New Issue Securities are to be issued or New Issue Securities are to be issued together with other types of securities, including, without limitation, debt securities, in a single transaction or related transactions, the rights to purchase New Issue Securities granted to the holders of Series B Preferred Stock under this Section must be exercised to purchase all types of New Issue Securities and such other securities in the same proportion as such New Issue Securities and other securities are to be issued by the Company.

(c)       The Company shall have ninety (90) days after the date of the Participation Notice to offer, issue, sell or exchange all or any part of the New Issue Securities as to which a Notice of Acceptance has not been given by the holders of Series B Preferred Stock, but only upon terms and conditions that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Participation Notice.

(d)       The participation rights contained in this Section shall not apply to the issuance and sale by the Company, from time to time hereafter, of (i) shares of the Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock to employees, officers, or directors of, or consultants to, the Company, as compensation for their services to the Company pursuant to arrangements approved by the Board of Directors, (ii) shares of Common Stock issued and sold in a firm commitment underwritten public offering (which shall not include an equity line of credit or similar financing arrangement) resulting in net proceeds to the Company of in excess of $15,000,000, (iii) shares of Common Stock issued as consideration for the acquisition of another company or business in which the shareholders of the Company do not have a majority ownership interest, which acquisition has been approved by the Board of Directors, (iv) shares of Common Stock issuable upon the exercise of outstanding securities of the Company which entitle the holder thereof to acquire Common Stock (but not amendments thereto), or (v) the issuance and sale by the Company of such number of shares that would grant the holder thereof after such issue, a 50% or greater voting interest in the Company on an as-converted basis.

10.       Registration Rights.

(a)       Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from holders of at least 50% of the Series B Preferred Stock then outstanding (“Initiating Series B Holders”) that the Company file a Form S-3 registration statement with respect to the shares of Common Stock issuable upon conversion of such holder's Series B Preferred Stock having an anticipated aggregate offering price, of at least $5 million, then the Company shall (i) within ten (I 0) days after the date such request is given, give notice thereof (the “Series B Demand Notice”) to all holders of Series B Preferred Stock other than the Initiating Series B Holders; and (ii) as soon as practicable, and in any event within one hundred twenty days (120) after the date such request is given by the Initiating Series B Holders, file a Form S-3 registration statement under the Securities Act covering all shares of Common Stock issuable upon conversion of Series B Preferred Stock requested to be included in such registration by any other holders, as specified by notice given by each such holder to the Company within twenty (20) days of the date the Series B Demand Notice is given, and in each case, subject to the limitations of Section C.9(b).

(b)       Notwithstanding the foregoing obligations, if the Company furnishes to holders requesting a registration pursuant to Section C.9(a) a certificate signed by the Company's chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Securities Exchange Act of 1934, as amended, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Series B Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

(c)       Company Registration. If the Company proposes to register any of its Common Stock under the Securities Act, in connection with the public offering of such securities solely for cash, other than (i) a registration relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to transaction pursuant to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act; or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Company shall, at such time, promptly give each holder of Series B Preferred Stock notice of such registration. Upon the request of each such holder given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the shares of Common Stock issuable upon conversion of such holder's Series B Preferred Stock that each such holder has requested to be included in such registration.

(d)       Obligations of the Company. Whenever required under this Section C.9 to effect the registration of any shares of Common Stock issuable upon conversion of Series B Preferred Stock, the Company shall, as expeditiously as reasonably possible:

(i)       prepare and file with the SEC a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the holders of a majority of the Series B Preferred Stock requesting registration, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; and

(ii)       prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement.

(e)       Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section C.9 with respect to the Common Stock issuable upon conversion of any selling holder that such holder shall furnish to the Company such information regarding itself, the securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration.

(f)       Indemnification. If any securities are included in a registration statement under this Section C.9:

(i)       To the extent permitted by law, the Company will indemnify and hold harmless each selling holder, and the partners, members, officers, directors, and stockholders of each such holder; legal counsel and accountants for each such holder; any underwriter (as defined in the Securities Act) for each such holder; and each person, if any, who controls such holder or underwriter within the meaning of the Securities Act, against any damages, and the Company will pay to each such holder, underwriter, controlling person, or other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such holder, underwriter, controlling person, or other aforementioned person expressly for use in connection with such registration.

To the extent permitted by law, each selling holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other holder selling securities in such registration statement, and any controlling person of any such underwriter or other holder, against any damages, in each case only to the extent that such damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling holder expressly for use in connection with such registration; and each such selling holder will pay to the Company and each other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section exceed the proceeds from the offering received by such holder, except in the case of fraud or willful misconduct by such holder.

D.       OTHER SERIES OF PREFERRED STOCK

1.       General. Shares of Preferred Stock, in addition to Initial Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock, may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each such series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

2.       Designation. Voting Powers. Preferences. etc. Authorized and unissued shares of Preferred Stock may be issued with such designations, voting powers (or no voting powers), preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of any series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple or fractional votes per share; the dividend rate on the shares of such series, any restriction, limitation, or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution, or winding-up of the Corporation, or the distribution of its assets; (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible; and (viii) such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Articles of Incorporation.

E.       COMMON STOCK

1.       General. The rights of the holders of the Common Stock with respect to dividends and upon the liquidation, dissolution and winding up of the Corporation's affairs, are subject to and qualified by the rights of the holders of Preferred Stock as specified herein and any other class of the Corporation's capital stock or other equity securities that may hereafter be issued and outstanding having rights upon the occurrence of a liquidation, dissolution or winding up of the Corporation senior to or pari passu with the rights of holders of Common Stock. Each share of Common Stock shall be treated identically as all other shares of Common Stock with respect to dividends, distributions, rights in liquidation and in all respects other than voting.

2.       Voting. Each holder of shares of Common Stock is entitled to one vote for each share thereof held by such holder at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

3.       Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock, and any other classes or series of the Corporation's capital stock that may hereafter be authorized and issued having preferred dividend rights senior to or pari passu with the rights of holders of Common Stock.

4.       Liquidation. In the event of any liquidation, sale, merger, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to the rights and preferences of any then outstanding shares of Preferred Stock and any other classes or series of the Corporation's capital stock that are issued and outstanding having rights upon the occurrence of such an event senior to or pari passu with the rights of holders of Common Stock.

ARTICLE IV. ADDRESS

The principal address of the Corporation is 555 Heritage Drive, Suite 1I5, Jupiter, Florida 33458, and the mailing address is the same. The Board of Directors may, from time to time, change the street and post office address of the Corporation as well as the location of its principal office.

The street address of the registered office of the corporation is 1935 Commerce Lane, Suite I, Jupiter, Florida 33458 and the name of the registered agent of the corporation at that address is Gaetano Scuderi, MD.

ARTICLE V. TERM OF EXISTENCE

This Corporation is to exist perpetually.

ARTICLE VI. INDEMNIFICATION

A.       The Corporation shall to the fullest extent permitted by law indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

B.       The Corporation may pay in advance any expenses (including attorneys' fees) that may become subject to indemnification under paragraph A above if the person receiving the advance payment of expenses undertakes in writing to repay such payment if it is ultimately determined that such person is not entitled to indemnification by the Corporation under paragraph A above.

C.       The indemnification provided by paragraph A above shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote or consent of stockholders or directors, or otherwise.

D.       The indemnification and advance payment provided by paragraphs A and B above shall continue as to a person who has ceased to hold a position named in paragraph A above and shall inure to such person's heirs, executors, and administrators.

E.       The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who serves or served at the Corporation's request as a director, officer, employee, agent, partner, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have power to indemnify such person against such liability under paragraph A above.

F.       If any provision in this Article shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and, to the extent possible, effect shall be given to the intent manifested by the provision held invalid, illegal, or unenforceable.

ARTICLE VII. CERTAIN LIMITATIONS ON LIABILITY OF DIRECTORS

Except to the extent that the Act prohibits the elimination or limitation of liability of directors for breach of the duties of a director, no director of the Corporation shall have any personal liability for monetary damages for any statement, vote, decision, or failure to act, regarding corporate management or policy. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE VIII. SHAREHOLDER QUORUM AND VOTING

The shareholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders than is required by the Act, provided, however, that the adoption or amendment of a bylaw that adds, changes, or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

ARTICLE IX. AMENDMENTS

The Corporation reserves the right to amend, alter or repeal any provisions contained in this Amended and Restated Articles of Incorporation from time to time and at any time as the Board of Directors may deem advisable and authorize by duly adopted resolutions and as are not inconsistent with this Amended and Restated Articles of Incorporation or the laws of the State of Florida, and all rights herein conferred upon shareholders are granted subject to such reservation.

ARTICLE X. MISCELLANEOUS

In furtherance and not in limitation of the powers conferred by the laws of the State of Florida:

A.       The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

B.       Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

C.       The books of the Corporation may be kept at such place within or without the State of Florida as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

D.       Meetings of the shareholders may be held within or without the State of Florida, as the Bylaws may provide.

I, Raymond Johnson, the President of the Corporation, for the purpose of amending and restating the Corporation's Articles of Incorporation pursuant to the Act, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation, and the facts herein stated are true, and accordingly hereunto set my hand this 4th day of February 2011.

Cytonics Corporation
/s/ Raymond Johnson
Raymond Johnson, President